March 5, 2001



Constellation Energy Group, Inc.
c/o David A. Brune
250 W. Pratt Street
Baltimore, MD 21201

Gentlemen:

         The opinion is provided in connection with the Registration Statement filed by Constellation Energy Group, Inc. ("Constellation Energy") to register 13,000,000 additional shares of common stock ("Common Stock").

         I am a Senior Counsel in the Corporate Unit of the legal department of Constellation Energy. Constellation Energy is a Maryland corporation. In connection with this opinion I have considered, among other things: (1) the Charter of Constellation Energy; (2) the By-laws of Constellation Energy; (3) the corporate proceedings for the approval and issuance of the Common Stock; (4) the agency agreement and purchase agreement filed as exhibits to the
Registration Statement (collectively, the "Purchase Agreements"); (5) the provisions of the Public Utility Holding Company Act of 1935; and (6) such other documents, transactions, and matters of law as I deemed necessary in order to render this opinion.

         This  opinion  is  subject  to  the  Registration   Statement  becoming
effective under the Securities Act of 1933.

         It is my opinion that when there has been compliance with the Securities Act and the applicable state securities laws, the Common Stock to be sold by Constellation Energy, when issued, delivered, and paid for in the manner described in the form of the Purchase Agreements will be legally issued, fully paid and nonassessable.

         I express no opinion as to the law of any jurisdiction other than the law of the State of Maryland and the law of the United States of America. The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of Maryland and the United States of America as currently in effect.

         This opinion is provided to you solely in connection with the filing of the Registration Statement and may not be relied upon by, or quoted to, any other person or entity, in whole or in part, without my prior written consent.

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         I hereby  consent  to the  filing of this  opinion as an exhibit to the
Registration Statement and to the references to me in the Registration Statement (and any amendments thereto) or the prospectus constituting a part of the Registration Statement (and any amendments or supplements thereto). In so doing, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,


                                                     Donna M. Levy

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